Exhibit 99.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

The following sets forth Amendment No. 1 to the Employment Agreement (the “Agreement”), dated as of May 17, 2008, between Maguire Properties, Inc. and Maguire Properties, L.P. (together, the “Company”) and Douglas J. Gardner (“Executive”), which Amendment shall be effective as of December 31, 2008. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and Executive have entered into the Agreement, which sets forth the terms and conditions of Executive’s employment by the Company; and

WHEREAS, the Company and Executive desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Agreement as follows, effective as of the date first above written:

1.	Section 2(b)(i) of the Agreement is hereby amended by substituting the following for the first sentence thereof:

“For the period commencing on the Effective Date and ending on December 31, 2008, the Executive shall receive a base salary (the “Base Salary”) of $450,000 per annum.  For the period commencing on January 1, 2009 and ending on the last day of the Employment Period, the Executive’s Base Salary shall be $400,000 per annum, as the same may be increased thereafter pursuant to the Company’s normal practices for its Executive Vice-Presidents.”

2.
The Base Salary reduction set forth in this Amendment is pursuant to Executive’s request.  Executive hereby consents to the Base Salary reduction and hereby acknowledges that such reduction does not constitute “Good Reason” for purposes of the Agreement.

3.	This Amendment shall be and is hereby incorporated in and forms a part of the Agreement.

4.	Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, each party has executed this Amendment as of the day and year first above written.

Maguire Properties, Inc.,
a Maryland corporation

By:	/s/ NELSON C. RISING
Name:	Nelson C. Rising
Title	President & Chief Executive Officer

Maguire Properties, L.P.,
a Maryland limited partnership

By:	Maguire Properties, Inc.
Its:	General Partner

By:	/s/ NELSON C. RISING
Name:	Nelson C. Rising
Title	President & Chief Executive Officer

“Executive”

By:	/s/ DOUGLAS J. GARDNER
Douglas J. Gardner